Exhibit 1

November 28, 2018

Ashland Team:

You may have seen recent news stories about a letter that Cruiser Capital Advisors sent last week to members of Ashland’s board of directors. The letter calls on Ashland to cut costs more aggressively to improve its margins, among other things. Cruiser is the New York-based hedge fund that notified us in late September that it intends to nominate four individuals to stand for election to the Ashland board at our 2019 Annual Meeting.

As you know, we have a long history of taking decisive action to improve Ashland’s competitive position and create significant value for stockholders. In addition, we have a clear strategy to drive strong earnings growth, and our performance in fiscal 2018 demonstrates that we are making good progress thanks to your hard work. This progress is also reflected in our total stockholder return, which has outpaced the Standard & Poor’s 400 Index in recent years.

As we look ahead to fiscal 2019 and beyond, we expect continued improvement as we take aggressive actions to accelerate results and deliver on the financial targets (earnings per share growth, EBITDA margin and cash generation) we shared publicly during our Investor Day presentation in 2017.

It is important to note the Ashland board is composed of 11 highly qualified directors, 10 of whom are independent, and all of whom bring diverse experience and expertise in chemicals, research and development, finance, and other disciplines and industries that are relevant and important to the company's business and continued success. Additionally, illustrating our board’s commitment to regular refreshment, five of the company’s directors have joined the board within the past three years, and four have joined since the beginning of 2017.

The board's formal recommendation regarding director nominees will be included in the company's proxy statement and other materials to be filed with the Securities and Exchange Commission and mailed to all stockholders eligible to vote at the 2019 Annual Meeting.

Cruiser’s public commentary may result in increased media attention about Ashland. Consistent with our company policy, please forward any media inquiries to Gary Rhodes at glrhodes@ashland.com or (859) 815-3047. Investor inquiries should be forwarded to Seth Mrozek at (859) 815-3527 or samrozek@ashland.com.

As reflected in our fourth-quarter 2018 financial results, we are delivering on our promises. It is important that we each stay focused on what we do best, so that the company can continue this strong performance in fiscal year 2019 and beyond.

Thank you,

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. These statements include, but may not be limited to, Ashland's assessment of its strategy to drive earnings growth and its expectations regarding its ability to grow sales and earnings and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the program to eliminate certain existing corporate and Specialty Ingredients expenses (including the possibility that such cost eliminations may not occur or may take longer to implement than anticipated), the divestiture of its Composites segment and the butanediol facility in Marl, Germany, and related merchant I&S products (including, in each case, the possibility that the transaction may not be completed or, if the transaction is completed, Ashland may not realize the anticipated benefits from the transaction), the impact of acquisitions and/or divestitures Ashland has made or may make, including the acquisition of Pharmachem (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans; severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this communication whether as a result of new information, future events or otherwise.

Important Information
In connection with the forthcoming solicitation of proxies from stockholders in respect of Ashland’s 2019 Annual Meeting of Stockholders, Ashland will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A (the “proxy statement”), containing a form of blue proxy card. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING ASHLAND’S PROXY STATEMENT AND ANY AMENDMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT ASHLAND.

Certain Information Regarding Participants
Ashland, its directors and certain of its officers, including William A. Wulfsohn, Brendan Cummins, William G. Dempsey, Jay V. Ihlenfeld, Susan L. Main, Jerome A. Peribere, Barry W. Perry, Mark C. Rohr, Janice J. Teal, Michael J. Ward, Kathleen Wilson-Thompson, J. Kevin Willis, Peter J. Ganz and Seth A. Mrozek, will be participants in the solicitation of proxies from stockholders in respect of the 2019 Annual Meeting of Stockholders. Information regarding the ownership of the Company’s directors and executive officers in the company by security holdings or otherwise is included in Ashland’s Annual Report on Form 10-K for the year ended September 30, 2018, which was filed with the SEC on November 19, 2018, and its proxy statement for the 2018 Annual Meeting of Stockholders, which was filed with the SEC on December 6, 2017. To the extent holdings of Ashland securities have changed since the amounts printed in the proxy statement for the 2018 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Ashland’s Board of Directors for election at the 2019 Annual Meeting will be included in the proxy statement when it is filed by Ashland with the SEC. Stockholders may obtain free copies of the proxy statement and other relevant documents that Ashland files with the SEC on Ashland’s website at http://investor.ashland.com or from the SEC’s website at www.sec.gov.